Exhibit 10.5

JUNIOR SECURED CONVERTIBLE PROMISSORY NOTE

THE SECURITIES REPRESENTED BY THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN AVAILABLE EXEMPTION FROM REGISTRATION.

THE PURCHASE PRICE IS $500,000 IN CASH, AND THE ORIGINAL PRINCIPAL AMOUNT IS $500,000.

THIS NOTE IS SUBJECT TO A FIXED 19.99% EXCHANGE CAP AND A BENEFICIAL OWNERSHIP LIMITATION. NO FAILURE TO OBTAIN STOCKHOLDER APPROVAL TO ISSUE SHARES ABOVE THE EXCHANGE CAP SHALL RESULT IN DEFAULT, PENALTY, LIQUIDATED DAMAGES, INCREASED INTEREST, REDUCED CONVERSION PRICE, OR OTHER COERCIVE ECONOMIC CONSEQUENCE.

Original Principal Amount	$500,000.00	Issue Date	June 23, 2026
Holder	Phillips Equities & Trust	Maturity Date	12 months after Issue Date

FOR VALUE RECEIVED, CID HOLDCO, INC., a Delaware corporation (the “Borrower” or “Company”), promises to pay to the order of PHILLIPS EQUITIES & TRUST, LLC a Delaware limited liability Company, or its registered assigns (the “Holder”), the principal amount of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00), together with interest and other amounts payable under this Junior Secured Convertible Promissory Note (this “Note”).

This Note is issued pursuant to a Note Purchase Agreement dated June __, 2026 by and among Borrower, SEE ID, Inc., Dot Works, Inc., and Holder (the “Purchase Agreement”) and in connection with the proposed Asset Sale described in the LOI.

ARTICLE I - PAYMENT TERMS

1.1 Principal.

Original principal is $500,000, reduced by repayments, credits, conversions, setoffs, or other satisfaction under this Note or Definitive Asset Sale Documents.

1.2 Interest.

Interest accrues at 6.0% per annum, simple interest, computed on a 365-day year for actual days elapsed.

1.3 Default Rate.

Upon and during an Event of Default, outstanding Obligations bear interest at 12.0% per annum or the maximum lawful rate if lower.

1.4 Maturity.

Unless earlier repaid, credited, converted, accelerated, or otherwise satisfied, all amounts are due on the 12-month anniversary of the Issue Date.

1.5 Payments and Prepayment.

Payments shall be made in U.S. dollars by wire or immediately available funds. Borrower may not prepay before maturity without Holder’s prior written consent, except repayment elected by Holder at Asset Sale Closing or required by definitive documents.

ARTICLE II - COMMON STOCK CONVERSION RIGHTS

2.1 Optional Conversion.

At any time after the Issue Date and before this Note is satisfied in full, Holder may convert all or part of outstanding principal, accrued interest, and other amounts due (the “Conversion Amount”) into shares of Common Stock at the Conversion Price, subject to the Exchange Cap, Beneficial Ownership Limitation, securities laws, and Trading Market rules.

2.2 Conversion Price.

The Conversion Price equals 80% of Market Price. “Market Price” means the average VWAP of Common Stock for the five consecutive Trading Days ending on the Trading Day immediately preceding the Conversion Date. If VWAP is unavailable, a closing sale price or other market price from a nationally recognized market data source may be used. The Conversion Price adjusts equitably for stock splits, stock dividends, combinations, recapitalizations, reclassifications, and similar events. The Conversion Price may not be below par value; if the formula is below par, the Conversion Price equals par and any non-convertible amount remains outstanding.

2.3 Conversion Shares.

Conversion Shares equal the Conversion Amount divided by the Conversion Price, rounded down to the nearest whole share. No fractional shares will be issued.

2.4 Exchange Cap.

Borrower shall not issue, and Holder shall not receive, Conversion Shares above the Exchange Cap unless required Stockholder Approval is obtained. The Exchange Cap is a hard cap. Any conversion exceeding the Exchange Cap is effective only to the permitted extent, and the excess Conversion Amount remains outstanding.

2.5 No Coercive Penalty for Stockholder Approval.

Failure to obtain Stockholder Approval shall not be an Event of Default, shall not increase interest or principal, shall not reduce the Conversion Price, shall not create any penalty, liquidated damages, redemption premium, make-whole, default conversion price, or other economic consequence, and shall not otherwise alter this Note.

2.6 Beneficial Ownership Limitation.

Borrower shall not issue Conversion Shares if, after issuance, Holder and affiliates would beneficially own more than 4.99% of outstanding Common Stock. Holder may increase the limitation to any percentage not exceeding 9.99% on 61 days’ prior written notice. Beneficial ownership is calculated under Section 13(d) of the Exchange Act and related rules.

2.7 Conversion Notice and Mechanics.

Holder shall deliver a Notice of Conversion substantially in Exhibit A by email or other permitted notice method. The Notice must state the Conversion Amount, Conversion Date, Market Price, Conversion Price, requested Conversion Shares, and Holder’s certification regarding the Beneficial Ownership Limitation. Subject to applicable limits, Borrower shall use commercially reasonable efforts to cause the Transfer Agent to issue Conversion Shares within three Trading Days after receipt of a valid notice.

2.8 Restricted Shares; Legends; DWAC.

Unless registered or eligible for issuance without legend under Rule 144 (if available) or another available exemption supported by an opinion reasonably acceptable to Borrower and Transfer Agent, Conversion Shares will be restricted securities bearing a restrictive legend. DTC/DWAC delivery is required only when legally available, operationally available, and consistent with the Transfer Agent Letter, an effective registration statement, or a valid exemption.

2.9 Reservation.

Borrower shall reserve authorized and unissued Common Stock sufficient to permit conversion up to the Exchange Cap, less shares already issued. Borrower need not reserve shares above the Exchange Cap unless Stockholder Approval is obtained. Failure to reserve or issue shares above the Exchange Cap is not a default or penalty.

2.10 No Toxic Features.

This Note has no full-ratchet anti-dilution, most favored nation, default conversion price, $0.01 conversion price, additional principal adjustment, ELOC cross-default, warrant coverage, or conversion-price reset other than the 20% discount to Market Price and equitable stock-split adjustments.

ARTICLE III - TREATMENT AT ASSET SALE CLOSING

3.1 Holder Election.

At the Asset Sale Closing, all amounts due may, at Holder’s option, be credited against the Asset Purchase Price, repaid in cash, converted into Common Stock under Article II, converted into an agreed post-closing instrument, converted into equity, debt, securities, or obligations of an acquisition vehicle, Sellers, Borrower, or another agreed entity, or otherwise treated in Definitive Asset Sale Documents.

3.2 Dot Works Release and No Assumption.

Except as expressly agreed in Definitive Asset Sale Documents, neither Buyer, Buyer’s acquisition vehicle, nor Dot Works after closing assumes this Note or Seller liabilities. Upon closing and concurrent treatment of this Note, Holder shall release pre-closing liens on Dot Works and Acquired Assets acquired by Buyer except as expressly continued.

3.3 If Asset Sale Does Not Close.

If the Asset Sale does not close before maturity or is terminated, this Note remains outstanding and payable, and Holder retains all secured-creditor rights.

ARTICLE IV - SECURITY

4.1 Junior Secured Obligation.

This Note is a junior secured obligation of Borrower secured by Security Documents, subject only to the Existing JJ Astor Lien and Permitted Liens. Issuance of this Note and all rights of the Buyer in the Collateral set for below is subject to the prior payment in full of all obligations owed by Borrower, Dot Works and SEE ID to J.J. Astor & Co. (“JJ Astor) as set forth in the subordination and intercreditor agreement between Buyer and JJ Astor dated of even date herewith.

4.2 Collateral and Perfection.

Collateral includes Borrower and SEE ID assets and, to the extent legally available and approved, Acquired Assets and Dot Works assets before closing, including Intellectual Property (“IP”), software, source code, inventory, equipment, accounts, contract rights, books and records, customer data, goodwill, and proceeds. Borrower shall cause all reasonably requested UCC, Puerto Rico, IP, control, lien release, intercreditor, and perfection documents to be delivered.

4.3 Dot Works Limited Role.

Dot Works is not Borrower and is not a continuing guarantor. Dot Works’ obligations are limited to pre-closing seller, covenant, and collateral obligations expressly set forth in the Purchase Agreement and Security Documents.

ARTICLE V - COVENANTS

5.1 Use of Proceeds.

Proceeds shall be used only for working capital, transaction expenses, operating expenses, diligence support, D&O/tail premiums, and Holder-approved purposes.

5.2 Preservation and No Unauthorized Liens/Transfers.

Borrower shall cause the business and collateral to be preserved and shall not permit unauthorized transfers, liens, or junior/pari debt except in the ordinary course, for the Asset Sale, for Permitted Liens, for Conversion Shares, or with Holder consent.

5.3 Registration Rights and Transfer Agent.

Borrower shall comply with the Registration Rights Agreement and Transfer Agent Letter. No inability to issue or register shares due to the Exchange Cap, Beneficial Ownership Limitation, law, Trading Market rules, or lack of Stockholder Approval is an Event of Default or penalty.

5.4 Public Company Compliance.

Borrower shall remain subject to Exchange Act reporting and consult counsel regarding Form 8-K, Form D, SEC filings, stock-exchange notices, press releases, and blue-sky filings.

5.5 Confidentiality/MNPI.

Parties shall comply with confidentiality obligations and securities laws regarding material non-public information.

5.6 Asset Sale Carveout.

The Asset Sale, including the Dot Works Transfer, shall not constitute a prohibited disposition, merger, change of control, default, or Event of Default if this Note is treated at closing under the Transaction Documents.

ARTICLE VI - EVENTS OF DEFAULT

6.1 Events of Default.

Events include non-payment after notice and cure; failure to issue Conversion Shares when required and not prohibited by cap, ownership limit, law, Trading Market rules, lack of Stockholder Approval, or Transfer Agent procedures; material breach of Transaction Documents or binding LOI provisions; misrepresentation; unauthorized transfers, liens, or debt; insolvency; material judgment; invalidity of security documents; Material Adverse Effect; cross-default materially impairing collateral or rights; and challenge to validity.

6.2 No Default for Stockholder Approval or Cap.

Failure to obtain Stockholder Approval, issue shares above the Exchange Cap, register shares above the Exchange Cap, or issue shares prohibited by ownership limits, securities laws, Trading Market rules, or other law shall not be an Event of Default and creates no penalty, additional interest, reduced Conversion Price, make-whole, or liquidated damages.

6.3 Notice and Cure

No Event of Default based on non-payment shall occur unless Holder has delivered written notice of such non-payment to Borrower and Borrower has failed to cure such non-payment within five business days after receipt of such notice. No Event of Default based on a curable non-monetary breach shall occur unless Holder has delivered written notice describing the breach in reasonable detail and Borrower has failed to cure such breach within thirty days after receipt of such notice; provided that no notice or cure period shall apply to insolvency, bankruptcy, unauthorized transfers of material collateral, fraud, intentional misconduct, or any breach that by its nature cannot reasonably be cured.

ARTICLE VII - REMEDIES

7.1 Remedies.

Upon an Event of Default, Holder may accelerate all amounts, apply Default Rate, exercise secured-creditor remedies, seek specific performance and injunctive relief, enforce any guaranty, and recover reasonable documented enforcement costs. Remedies are cumulative.

ARTICLE VIII - MISCELLANEOUS

8.1 Miscellaneous.

Notices follow the Purchase Agreement. This Note may be amended only in writing signed by Borrower and Holder, and affected SEE ID/Dot Works if applicable. Delaware law governs, with Puerto Rico carveouts for Dot Works collateral. Parties submit to Delaware courts, except enforcement where collateral is located. Jury trial is waived. This Note binds permitted successors and assigns.

ARTICLE IX - DEFINITIONS

“Common Stock” means Borrower’s common stock, par value $0.0001 per share.

“Conversion Amount” means principal, accrued interest, and other amounts Holder elects to convert.

“Conversion Price” means 80% of Market Price, subject to this Note.

“Conversion Shares” means shares of Common Stock issued or issuable upon conversion.

“Exchange Cap” means 19.99% of Common Stock or voting power outstanding immediately before the Note issuance, less shares required to be aggregated under Trading Market rules, subject to equitable adjustments.

“Intellectual Property” means collectively, any and all intellectual property and proprietary rights, whether now existing or hereafter arising, in any jurisdiction throughout the world, including, without limitation:

(i) all patents, patent applications (including provisionals, continuations, continuations-in-part, divisionals, reissues, reexaminations, substitutions, and extensions), inventions, discoveries, improvements, industrial designs, and utility models;

(ii) all trademarks, service marks, trade names, brand names, logos, slogans, trade dress, corporate names, domain names, social media identifiers, and all goodwill associated therewith, together with all applications, registrations, renewals, and extensions thereof;

(iii) all copyrights and works of authorship (whether registered or unregistered), including software (in source code and object code), databases, compilations, content, websites, audiovisual works, and mask works, and all registrations and applications therefor;

(iv) all trade secrets and confidential or proprietary information, including know-how, inventions (whether patentable or not), concepts, ideas, algorithms, processes, methods, techniques, research and development, formulas, compositions, designs, drawings, specifications, customer and supplier lists, pricing and cost information, business plans, and other non-public information;

(v) all rights in data and databases, including rights in the collection, use, storage, processing, and exploitation of data;

(vi) all licenses, sublicenses, consents, permissions, and other contractual rights to use or exploit any of the foregoing, including rights to sue for past, present, and future infringement, misappropriation, or other violations thereof;

(vii) all registrations, applications, renewals, extensions, continuations, divisions, substitutions, and reissues of any of the foregoing; and

(viii) all proceeds, products, accessions, and substitutions of or relating to any of the foregoing.

Without limiting the foregoing, “Intellectual Property” includes all Intellectual Property owned, controlled, or used by, or purported to be owned, controlled, or used by, Borrower or any of its subsidiaries or affiliates, whether exclusively or non-exclusively, and all rights to enforce, collect damages for, and otherwise realize upon such Intellectual Property.

“Market Price” means average VWAP for the five Trading Days ending on the Trading Day immediately before the Conversion Date.

“Stockholder Approval” means stockholder approval required by Trading Market rules to issue Conversion Shares above the Exchange Cap.

“Trading Market” means Nasdaq or the principal securities exchange or quotation system for Common Stock.

“VWAP” means volume weighted average price reported by Bloomberg, Nasdaq, or another recognized data source.

SIGNATURE PAGE TO JUNIOR SECURED CONVERTIBLE PROMISSORY NOTE

BORROWER:

CID HOLDCO, INC.

a Delaware corporation

By:	/s/ Edmund Nabrotzky
Name:	Edmund Nabrotzky
Title/Capacity:	CEO

ACKNOWLEDGED AND ACCEPTED BY HOLDER:

PHILLIPS EQUITIES & TRUST

a Delaware limited liability company

By:	/s/ Don Phillips
Name:	Donald Phillips
Title/Capacity:	Manager

ACKNOWLEDGED FOR LIMITED PURPOSES BY SEE ID:

SEE ID, INC.

solely as Seller Party, Grantor, and Guarantor

By:	/s/ Edmund Nabrotzky
Name:	Edmund Nabrotzky
Title/Capacity:	CEO

ACKNOWLEDGED FOR LIMITED PURPOSES BY DOT WORKS:

DOT WORKS, INC.

solely as Seller Party and Pre-Closing Grantor, not Borrower or continuing guarantor

By:	/s/ Edmund Nabrotzky
Name:	Edmund Nabrotzky
Title/Capacity:	President

EXHIBIT A - NOTICE OF CONVERSION

Principal to be converted: $__________________

Accrued interest to be converted: $__________________

Other amounts to be converted: $__________________

Total Conversion Amount: $__________________

Market Price: $__________________

Conversion Price (80% of Market Price): $__________________

Number of Conversion Shares requested: __________________

Remaining principal after conversion: $__________________

Holder certifies that this conversion complies with the Beneficial Ownership Limitation and acknowledges that issuance is subject to the Exchange Cap, securities laws, Trading Market rules, and Transfer Agent Letter.

HOLDER:

PHILLIPS EQUITIES & TRUST

a Florida [trust/company]

By:
Name:
Title/Capacity: